EXHIBIT 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of August 29, 2014, by and among (i) NN, Inc., a Delaware corporation (the “Buyer”), (ii) John C. Kennedy (“Kennedy”), in his capacity as a Shareholder Representative and in his individual capacity, (iii) Newport Global Advisors, L.P., a Delaware limited partnership (“Newport”), solely in its capacity as a Shareholder Representative (together with Kennedy in his capacity as a Shareholder Representative, the “Shareholder Representatives”), and (iv) Computershare Trust Company, N.A., as Escrow Agent hereunder (the “Escrow Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Buyer, PMC Global Acquisition Corporation, Autocam Corporation (the “Company”), the Shareholder Representatives, solely in their capacities as Shareholder Representatives, and Kennedy, solely with respect to Sections 2.10(g), 5.08, 5.14, 8.05(a) and 8.07 thereof, have entered into that certain Agreement and Plan of Merger dated as of July 18, 2014 (as may be amended, the “Merger Agreement”);

WHEREAS, the shareholders of the Company existing prior to consummation of the transactions contemplated by the Merger Agreement (the “Shareholders”), have appointed the Shareholder Representatives to jointly act as agents for, and to act on behalf of, the Shareholders, to undertake certain obligations as specified in this Agreement and in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, a portion of the Final Merger Consideration (as defined therein) payable to Kennedy shall be in the form of shares of Buyer Common Stock (the “Kennedy Shares”); and

WHEREAS, the transactions contemplated under the Merger Agreement are being consummated on the Closing Date and, consequently, pursuant to Section 8.07(a) of the Merger Agreement, Buyer is depositing a portion of the Kennedy Shares equal to the Escrow Amount (as defined below) into escrow with the Escrow Agent for the Escrow Agent to hold and deliver pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment. Buyer and the Shareholder Representatives hereby appoint the Escrow Agent to act as the Escrow Agent and to receive, administer and dispose of the Escrow Fund solely in accordance with the express terms and conditions set forth herein (and no implied terms or conditions, except as provided by applicable Law) and the Escrow Agent hereby accepts such appointment.

2. Fund.

a. At the Closing, Buyer shall deposit with the Escrow Agent SIX HUNDRED FIFTY TWO THOUSAND ONE HUNDRED SEVENTY FOUR (652,174) Kennedy Shares (the “Escrow Amount”) (plus any Additional Escrow Shares, minus all amounts released from escrow, or as otherwise adjusted, each in accordance with the terms of this Agreement, the “Escrow Fund”). The Escrow Agent shall hold the Escrow Amount as a book-entry position registered in the name of Computershare Trust Company, N.A. as Escrow Agent for the benefit of Kennedy.

b. If, at any time after the Closing, there occurs any stock split, stock dividend (in the form of Buyer Common Stock) or recapitalization affecting Buyer Common Stock, then Buyer shall deposit or cause to be deposited with the Escrow Agent such additional shares of Buyer Common Stock as the holder of the Kennedy Shares then in the Escrow Fund would be entitled to receive as a result of such occurrence (collectively, such shares of Buyer Common Stock referred to herein as the “Additional Escrow Shares”), with such Additional Escrow Shares being made part of the Escrow Fund (and included within such definition) and included in the definition of “Kennedy Shares” for purposes of this Agreement and the Merger Agreement. If any stock split, stock dividend (in the form of Buyer Common Stock) or recapitalization is taxable to Kennedy (whether pursuant to Section 305 of the Code or otherwise) (a “Taxable Stock Dividend”), the Escrow Agent, upon receipt of a Joint Release Notice, shall distribute to Kennedy such portion of the Escrow Fund specified in such Joint Release Notice, pursuant to the instructions set forth therein. Buyer and the Shareholder Representatives agree that such Joint Release Notice shall instruct the Escrow Agent to distribute to Kennedy, at least five (5) days before the following date prescribed by the Code for natural persons to pay quarterly installments of estimated tax, a portion of the Kennedy Shares then in the Escrow Fund equal to the product of (i) the taxable income attributable to such Taxable Stock Dividend and (ii) the applicable highest marginal tax rates for an individual resident in Michigan applicable to ordinary income or capital gains, as appropriate, taking into account the holding period of the investments disposed of and the year in which the taxable net income is recognized by Kennedy.

c. If, at any time after the Closing, there occurs any dividend or distribution of cash or property (other than shares of Buyer Common Stock) with respect to the Buyer Common Stock (“Dividends”), or any record date is declared therefor, then Buyer shall promptly pay or cause to be paid directly to Kennedy (and not to the Escrow Agent) such Dividends as the holder of the Kennedy Shares then in the Escrow Fund would be entitled to receive as a result of such occurrence (in addition to any Dividends paid to Kennedy, as the holder of any Kennedy Shares that are not part of the Escrow Fund). In connection with the foregoing, if Dividends are to be disbursed by the Transfer Agent (as defined herein), Buyer shall provide the Transfer Agent with specific written instructions with respect to the foregoing. For the avoidance of doubt, the Dividends shall not, in any circumstance, become part of the Escrow Fund.

d. Acting on behalf of and at the written direction of Kennedy, upon receipt of a written proxy from Kennedy reasonably in advance of any vote of Buyer Common Stock, the Escrow Agent shall vote (or cause to be voted) the Kennedy Shares then in the Escrow Fund and shall exercise all voting, consent and similar rights with respect to such Kennedy Shares

(including, without limitation, executing and delivering written consents), at every annual, special, adjourned or postponed meeting of the stockholders of Buyer and in every written consent in lieu of such a meeting, in each case in accordance with such written direction received from Kennedy. In the absence of such written direction from Kennedy, the Escrow Agent shall not vote any of the Kennedy Shares or other securities comprising the Escrow Fund. For the avoidance of doubt, from and after the Closing, the Buyer shall deliver or cause to be delivered to Kennedy and not to the Escrow Agent, any notices, solicitations or other documents or information issued to the holders of Buyer Common Stock, including, but not limited to, with respect to any matters relating to voting of Buyer Common Stock.

3. Rights, Duties, and Immunities.

a. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties, obligations, responsibilities and immunities of the Escrow Agent:

i. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and no other duties or obligations shall be inferred or implied, other than as set forth under applicable Law. The Escrow Agent shall not be liable under this Agreement, except for the performance of such duties and obligations as are specifically and expressly set out in this Agreement to be performed by it (subject to the further limitations on the Escrow Agent’s liability set forth herein), each of which is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, other than as set forth under applicable Law.

ii. The Escrow Agent shall not be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms or conditions of any other agreement, instrument or document between any of the parties hereto, even if such agreements, instruments or documents are referred to or described herein (including, without limitation, the Merger Agreement and the other agreements and arrangements referenced therein), or for determining if any person or entity has complied therewith, or complied with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement, or compel compliance thereunder, and shall not otherwise be bound thereby in any way. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Buyer, the Shareholder Representatives, Kennedy or of anyone else to deliver moneys or other property to the Escrow Agent or otherwise to honor any of the provisions of this Agreement.

iii. Buyer, on the one hand, and the Shareholder Representatives (on behalf of the Shareholders), on the other hand, jointly and severally, will reimburse and indemnify the Escrow Agent (and its stockholders, members, managers, directors, officers, employees and agents, collectively “Indemnitees”) for, and hold it (including each of them) harmless from and against, any losses, liabilities, damages, claims, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of counsel) (the “Escrow Agent Damages”) that may be imposed on, incurred by, or asserted against any Indemnitee, at any time, and in any way related to or arising out of or in connection with the execution, delivery or performance of this Agreement (including the Escrow Agent’s duties and obligations hereunder), or the enforcement of any rights or remedies under or in connection with this Agreement, or the establishment of the escrow account, or as may arise by reason of any act, omission or error of an Indemnitee, except for Escrow Agent Damages caused by an Indemnitee’s own fraud, bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction). The provisions of this Section 3 and Sections 6 and 14 below shall survive any termination of this Agreement or the resignation, replacement or removal of the Escrow Agent. It is expressly acknowledged and agreed between Buyer and the Shareholder Representatives that any Escrow Agent Damages shall be borne fifty percent (50%) by each of Buyer, on the one hand, and the Shareholder Representatives (on behalf of the Shareholders based on each Shareholder’s Pro-Rata Share), on the other hand, and Buyer, on the one hand, and the Shareholder Representatives (on behalf of the Shareholders based on each Shareholder’s Pro-Rata Share), on the other hand, hereby grant each other a right of contribution to effect the same. Notwithstanding anything to the contrary contained herein, (i) the Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith hereunder except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s own fraud, bad faith, gross negligence or willful misconduct was the cause of any loss to either Party or their Affiliates, (ii) in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, and (iii) any liability of the Escrow Agent shall be limited to the Escrow Amount (valued at the Agreed Stock Value for each Kennedy Share held therein as of the date hereof).

iv. The Escrow Agent may execute any of its powers and perform any of its duties hereunder either directly or through affiliates or agents.

v. The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document delivered pursuant to this Agreement that the Escrow Agent, in good faith, believes to have been signed or presented by the proper party or parties, without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any person or entity, any beneficiary or other person or entity for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 4 below. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments that may be due it or the Escrow Fund, including, without limitation, the Escrow Amount.

vi. Escrow Agent shall act hereunder as an escrow agent only and shall not be responsible or liable in any manner whatever for the accuracy, sufficiency, collection, correctness, genuineness or validity of any securities, documents, instruments or other property deposited with, delivered to or held by it or for the identity, authority or rights of any person or entity executing and delivering or purporting to execute or deliver any thereof to Escrow Agent.

vii. The Escrow Agent shall not be obligated to take any legal or other action hereunder, or be required to expend or risk any of its own funds, which might in its judgment involve or cause it to incur any expense or liability, unless it shall have been furnished with acceptable indemnification reasonably satisfactory to it.

viii. The Escrow Agent may consult legal counsel (who may be an employee of the Escrow Agent) in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion or instructions of such counsel, except to the extent that such loss results, in whole or in part, from the Escrow Agent’s own fraud, bad faith, willful misconduct or gross negligence (each as determined by a final judgment of a court of competent jurisdiction).

ix. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims, or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by Buyer and the Shareholder Representatives, or a final and non-appealable order or judgment of a court of competent jurisdiction, which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

x. Notwithstanding anything to the contrary in this Agreement, if any amount to be released pursuant to this Agreement at any time or under any circumstances exceeds the balance of the Escrow Fund held by the Escrow Agent at such time, the Escrow Agent shall release such remaining balance and shall have no liability or responsibility to Buyer, the Shareholder Representatives or any other person or entity for any deficiency.

xi. Subject to the limitation of applicable Law, the Escrow Agent may engage or be interested in any financial or other transaction with any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not Escrow Agent hereunder.

xii. The Escrow Agent shall not take instructions or directions except those given in accordance with this Agreement.

xiii. The Escrow Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Escrow Agent, including, without limitation, any act or provision of any present or future law or regulation then in force or action of any governmental authority, any act of God, war, civil disorder or failure of any means of communication.

xiv. The Escrow Agent shall not be called upon to advise any person or entity as to any investments with respect to any security, property or funds held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.

4. Release of Escrow Fund.

a. Joint Written Instructions. At any time prior to the termination of this Agreement, the Escrow Agent shall disburse the Escrow Fund, or any portion thereof, in accordance with any joint written instructions of Buyer and the Shareholder Representatives, received by the Escrow Agent, which shall specifically set forth the exact number of Kennedy Shares to be disbursed and the identity of and delivery instructions for the person or entity to which such disbursement is to be made (a “Joint Release Notice”). Buyer and the Shareholder Representatives agree that when a Joint Release Notice is to be delivered to the Escrow Agent, it shall be substantially in the form of Exhibit A attached hereto. Within five (5) Business Days after the date on which the Escrow Agent receives an executed Joint Release Notice, the Escrow Agent shall disburse the portion of the Escrow Fund set forth in the Joint Release Notice to the persons or entities designated in such Joint Release Notice (it being understood that the Escrow Agent shall have no duty or obligation to determine whether any such instructions are in compliance with, or contradict, any of the other terms of this Agreement). The Escrow Agent shall not be responsible for or have any duty to make any calculations under this Agreement, or to determine when any calculation required under the provisions of this Agreement should be made, how it should be made or what it should be, or to confirm or verify any such calculation. Notwithstanding anything herein to the contrary, the Escrow Agent shall have no duty or obligation to confirm or verify the accuracy or sufficiency of any amounts set forth in any written instruction delivered pursuant to this Agreement. Buyer and the Shareholder Representatives acknowledge that the Escrow Agent does not have any interest in the assets held by it pursuant to this Agreement, and is serving only as escrow holder hereunder.

b. Disbursement of Escrow Fund – Final Merger Consideration. If the Final Merger Consideration is less than the Initial Merger Consideration, then, pursuant to Section 2.10(g) of the Merger Agreement, Kennedy shall either (i) pay such deficit to Buyer by wire transfer of immediately available funds to the account or accounts designated by Buyer (a “Cash Payment”) in an amount equal to such deficit, or (ii) forfeit that number of Kennedy Shares held in the Escrow Fund (valued at the Agreed Stock Value for each Kennedy Share and rounded up to the nearest whole number of Kennedy Shares) (a “Share Payment”) equal to the amount of such deficit. Within two (2) Business Days of the final agreement or determination of the Final Merger Consideration pursuant to Section 2.10 of the Merger Agreement, Kennedy shall deliver a written notice (an “Election Notice”) to Buyer, the Shareholder Representatives and the Escrow Agent of his election to pay such deficit by either a Cash Payment (which notice shall indicate the date on which Kennedy will deliver such payment, which shall be no later than five (5) Business Days from the final agreement or determination of the Final Merger Consideration) or a Share Payment. After delivery of such Election Notice:

i. if Kennedy elects to pay such deficit by a Cash Payment, then (x) he shall pay such Cash Payment as indicated in such Election Notice, and (y) the Shareholder

Representatives and Buyer shall promptly (but in any event within one (1) Business Day) following confirmation by Buyer that the corresponding wire transfer has been received by Buyer, deliver a Joint Release Notice to the Escrow Agent instructing the Escrow Agent to disburse the portion of the Escrow Fund set forth in such Joint Release Notice in accordance with the instructions set forth in such Joint Release Notice. Buyer and the Shareholder Representatives agree that such Joint Release Notice shall instruct the Escrow Agent to disburse to Kennedy that number of Kennedy Shares held in the Escrow Fund (valued at the Agreed Stock Value for each Kennedy Share and rounded up to the nearest whole number of Kennedy Shares) corresponding to the amount so paid by Kennedy in such Cash Payment; or

ii. if Kennedy elects to pay such deficit by a Share Payment, then the Shareholder Representatives and Buyer shall deliver a Joint Release Notice, within two (2) Business Days of receipt of such Election Notice, to the Escrow Agent instructing the Escrow Agent to disburse the portion of the Kennedy Shares then in the Escrow Fund set forth in such Joint Release Notice in accordance with the instructions set forth in such Joint Release Notice within five (5) Business Days of receipt of such Joint Release Notice. Buyer and the Shareholder Representatives agree that such Joint Release Notice shall instruct the Escrow Agent to disburse such portion of the Escrow Fund representing the Share Payment to Buyer.

c. Disbursement of Escrow Fund – Indemnity Claims. The Escrow Fund shall secure the obligations of the Shareholders with respect to Buyer Indemnification Claims pursuant to Article VIII of the Merger Agreement.

i. In the event that a Buyer Indemnified Party desires to make a Buyer Indemnification Claim that does not involve a Third Party Claim, such Buyer Indemnified Party shall follow the procedures set forth in Section 8.05(b) of the Merger Agreement.

ii. In the event that a Buyer Indemnified Party desires to make a Buyer Indemnification Claim that involves a Third Party Claim, such Buyer Indemnified Party shall follow the procedures set forth in Section 8.06 of the Merger Agreement.

iii. Buyer and the Shareholder Representatives shall negotiate in good faith to reach an agreement upon the amount on deposit in the Escrow Fund (valued at the Agreed Stock Value for each Kennedy Share held therein) that should be reserved in respect of a Claims Notice (a “Reserved Amount”). If such Persons are unable to reach agreement as to the Reserved Amount by the Final Release Date (as defined below), then the Reserved Amount with respect to such Claims Notice shall be the amount in good faith specified by Buyer in the Claims Notice based on Buyer’s reasonable judgment (but in all cases valuing each Kennedy Share at the Agreed Stock Value).

iv. Within three (3) Business Days of the earlier of (x) an agreement by the Shareholder Representatives and the Buyer Indemnified Party, or (y) as finally determined by a court of competent jurisdiction (a “Judgment”), in each case in respect of any Losses set forth in a Claims Notice, Kennedy shall deliver an Election Notice to Buyer, the Shareholder Representatives and the Escrow Agent of his election to pay such Losses by either a Cash Payment (which notice shall indicate the date on which Kennedy will deliver such payment, which shall be no later than five (5) Business Days from such agreement or Judgment) or a Share Payment, pursuant to Section 8.05(a) of the Merger Agreement. After delivery of such Election Notice:

1. if Kennedy elects to pay such Losses by a Cash Payment, then (x) he shall pay such Cash Payment as indicated in such Election Notice, and (y) the Shareholder Representatives and Buyer shall promptly, (but in any event within one (1) Business Day) following confirmation by Buyer that the corresponding wire transfer has been received by Buyer, deliver a Joint Release Notice to the Escrow Agent instructing the Escrow Agent to disburse the portion of the Escrow Fund set forth in such Joint Release Notice in accordance with the instructions set forth in such Joint Release Notice. Buyer and the Shareholder Representatives agree that such Joint Release Notice shall instruct the Escrow Agent to disburse to Kennedy that number of Kennedy Shares held in the Escrow Fund (valued at the Agreed Stock Value for each Kennedy Share and rounded up to the nearest whole number of Kennedy Shares) corresponding to the amount so paid by Kennedy in such Cash Payment, and any Reserved Amount in respect of the corresponding Claims Notice shall thereafter no longer be a Reserved Amount; or

2. if Kennedy elects to pay such Losses by a Share Payment, then the Shareholder Representatives and Buyer shall deliver a Joint Release Notice, within two (2) Business Days of receipt of such Election Notice, to the Escrow Agent instructing the Escrow Agent to disburse the portion of the Kennedy Shares then in the Escrow Fund set forth in such Joint Release Notice in accordance with such Joint Release Notice within five (5) Business Days of receipt of such Joint Release Notice. Buyer and the Shareholder Representatives agree that such Joint Release Notice shall instruct the Escrow Agent to disburse such portion of the Kennedy Shares then in the Escrow Fund representing the Share Payment to Buyer.

Buyer and the Shareholder Representatives agree that if such Losses payable under such Joint Release Notice or as awarded by such Judgment exceed the balance then remaining in the Escrow Fund (based on the Agreed Stock Value for each Kennedy Share held therein), then, (A) if Kennedy elects to pay by a Share Payment, only the balance then remaining in the Escrow Fund shall be forfeited and released to Buyer, or (B) if Kennedy elects to pay by a Cash Payment, only the amount of cash equal to the balance then remaining in the Escrow Fund shall be paid to Buyer by Kennedy (and the balance of Kennedy Shares then remaining in the Escrow Fund shall be released to Kennedy); provided, that in each of cases (A) and (B), Buyer shall be entitled to payment of the shortfall pursuant to the Indemnity Agreement. If any Kennedy Shares not released to Buyer pursuant hereto would have, but for being held in connection with a Reserved Amount, previously been distributed to Kennedy, then Buyer and the Shareholder Representatives agree to promptly deliver a Joint Release Notice to the Escrow Agent instructing the Escrow Agent to disburse such portion of the Escrow Fund representing such Kennedy Shares to Kennedy.

d. Scheduled Disbursement of Escrow Fund.

i. Five (5) Business Days prior to the expiration of the earlier of (a) the date that is three (3) months after delivery to Buyer of audited financial statements of the

Company for the year ended December 31, 2014 and (b) June 30, 2015 (the “Initial Release Date”), the Shareholder Representatives and Buyer shall deliver a Joint Release Notice to the Escrow Agent instructing the Escrow Agent to distribute on the Initial Release Date the Initial Escrow Release to Kennedy. Such Joint Release Notice shall specify the amount of the Initial Escrow Release, and the Escrow Agent may rely conclusively on the amounts and any calculations contained in such Joint Release Notice (with no duty or obligation to calculate or confirm the same). Buyer and the Shareholder Representatives agree that the “Initial Escrow Release” shall be that number of Kennedy Shares such that the value of all Kennedy Shares, valued at the Agreed Stock Value, remaining in the Escrow Fund after the release on the Initial Release Date equals SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), plus an amount equal to the aggregate Reserved Amounts in respect of Buyer Indemnification Claims pending but not paid, rounded up to the nearest whole number of Kennedy Shares.

ii. Five (5) Business Days prior to the date that is twenty-four (24) months after the Closing Date (the “Final Release Date”), the Shareholder Representatives and Buyer shall deliver a Joint Release Notice to the Escrow Agent instructing the Escrow Agent to distribute to Kennedy on the Final Release Date such portion of the Escrow Fund as set forth in such Joint Release Notice. Buyer and the Shareholder Representatives agree that such Joint Release Notice shall instruct the Escrow Agent to distribute the remaining portion of the Escrow Fund which exceeds any Reserved Amounts in respect of Buyer Indemnification Claims pending, but not yet paid.

iii. Following the Final Release Date, from time to time, upon resolution of any Claims Notice in respect of any Buyer Indemnification Claim and the appropriate amount, if any, from the Escrow Fund (or by immediately available funds pursuant to a Cash Payment) having been paid to the Buyer Indemnified Party (or released to Kennedy in the event Kennedy has paid such amount pursuant to a Cash Payment) in respect of such Claims Notice, the Shareholder Representatives and Buyer shall deliver a Joint Release Notice to the Escrow Agent instructing the Escrow Agent to disburse such portion of the Escrow Fund specified in such Joint Release Notice in accordance with such Joint Release Notice. Buyer and the Shareholder Representatives agree that such Joint Release Notices shall instruct the Escrow Agent to disburse to Kennedy the excess of the then-current balance in the Escrow Fund (valued at the Agreed Stock Value for each Kennedy Share held therein) over the aggregate Reserved Amounts in respect of all remaining unresolved Buyer Indemnification Claims made prior to the Final Release Date.

iv. Except for those provisions herein that expressly survive the termination of this Agreement and the resignation, removal or replacement of the Escrow Agent, this Agreement, the duties of the Escrow Agent and the Escrow Fund shall automatically terminate on the date on which all of the Escrow Fund has been disbursed or otherwise transferred pursuant to the terms of this Agreement.

5. Transfer of Shares. Whenever this Agreement requires the Escrow Agent to make a disbursement or transfer of any portion of the Escrow Fund in accordance with a Joint Release Notice or a final judgment of a court of competent jurisdiction, the Escrow Agent shall submit instructions to the transfer agent(s) for the Buyer Common Stock (the “Transfer Agent”), in substantially the form of the Transfer Agent Notice attached as Exhibit B hereto (a “Transfer Agent Notice”), which shall instruct the Transfer Agent to evidence such released Kennedy Shares by issuing new stock certificates (or issue Buyer Common Stock in book-entry form) in the name of the persons or entities identified in such Joint Release Notice or judgment as the recipients of such disbursements or transfers, and deliver such new stock certificates (or book entry transfers) to such persons or entities, which shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE STOCKHOLDERS AGREEMENT CONTAINS RESTRICTIONS ON THE SALE OR TRANSFER OF SUCH SECURITIES. THE HOLDER OF THESE SHARES, BY ACCEPTANCE OF THIS CERTIFICATE OR CONFIRMATION, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

Buyer hereby directs each Transfer Agent to comply with all such instructions given by the Escrow Agent and Buyer hereby agrees to cooperate with the Escrow Agent and the Transfer Agent in respect thereof.

6. Fees. Buyer and the Shareholder Representatives (on behalf of the Shareholders) jointly and severally agree to pay to the Escrow Agent, upon execution of this Agreement and from time to time thereafter, all reasonable fees and expenses of the Escrow Agent, including the reasonable fees and expenses of counsel, which the Escrow Agent may incur, and its normal fees for all services rendered, in each case in connection with the performance, modification and termination of this Agreement, the discharge of its duties hereunder, and the exercise or enforcement of the rights of the parties hereunder, which unless otherwise agreed to in writing, shall be as described in Schedule I attached hereto. Buyer, on one hand, and the Shareholder Representatives (on behalf of the Shareholders based on each Shareholder’s Pro-Rata Share), on the other hand, between themselves, each agree to pay, when due, to the Escrow Agent fifty percent (50%) of all such amounts.

7. Certain Tax Matters. Any payments of income pursuant to this Agreement shall be subject to withholding regulations then in force in the United States or any other jurisdiction, as applicable. A properly completed and duly executed W-9 (or a substitute thereof reasonably acceptable to the Escrow Agent), for Buyer and Kennedy, and all other required documentation, will be provided to the Escrow Agent at the Closing, which shall include their Tax Identification Numbers as assigned by the Internal Revenue Service. The Escrow Agent shall not have any obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matter covered in this Agreement; provided, that for each tax year in which income is earned on the Escrow Fund, the Escrow Agent shall timely prepare and promptly deliver a form 1099 for Kennedy. The Parties hereby represent and warrant to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the Internal Revenue Service or other taxing authority.

8. Resignation and Removal; Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to Buyer and the Shareholder Representatives specifying a date when such resignation shall take effect. Buyer and the Shareholder Representatives may remove the Escrow Agent at any time, with or without cause, by giving the Escrow Agent thirty (30) calendar days advance notice in writing signed by Buyer and the Shareholder Representatives. The Escrow Agent’s sole responsibility after such thirty (30) calendar day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the parties, or such other person or entity designated in writing by the parties, or in accordance with the directions of a final court order, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate (but, for the avoidance of doubt, the Escrow Agent shall retain its rights hereunder that survive the termination of this Agreement or the resignation or replacement of the Escrow Agent). If, prior to the effective resignation or removal date, the parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent in writing to deliver the Escrow Fund to another person or entity as provided above, at any time on or after the effective resignation or removal date, the Escrow Agent may interplead the Escrow Fund with any court of competent jurisdiction. Any appointment of a successor escrow agent shall be binding upon the parties and no appointed successor escrow agent shall be deemed to be an agent of the Escrow Agent. The Escrow Agent shall deliver the Escrow Fund to any appointed successor escrow agent, at which time the Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

9. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate and use their commercially reasonable efforts to execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

10. Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Buyer:

NN, Inc.

2000 Waters Edge Drive

Johnson City, TN 37604

Attention: James H. Dorton

Facsimile: (423) 743-7670

Email: james.dorton@nninc.com

With a copy to (which shall not constitute notice):

Husch Blackwell LLP

4801 Main St., Suite 1000

Kansas City, MO 64112

Attention: John D. Moore

Facsimile: (816) 983-8000

Email: john.moore@huschblackwell.com

If to the Shareholder Representatives or Kennedy:

Kennedy:

4162 East Paris Ave. SE

Kentwood, MI 49512

Attention: John C. Kennedy

Facsimile: (616) 698-6876

Email: jkennedy@autocam.com

With a copy to (which shall not constitute notice):

Law Weathers, PC

333 Bridge Street, Suite 800

Grand Rapids, MI 49504

Attention: Anthony Barnes, Esq.

Facsimile: (616) 913-1222

Email: tbarnes@lawweathers.com

Newport:

Newport Global Advisors, L.P.

21 Waterway Ave, Suite 150

The Woodlands, TX 77380

Attention: Roger May

Facsimile: (713) 559-7499

Email: rmay@ngalp.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Jeffrey D. Marell, Esq.

Facsimile: (212) 757-3990

Email: jmarell@paulweiss.com

If to the Escrow Agent:

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, CO 80401

Attention: John Wahl / Rose Stroud

Facsimile: (303) 262-0608

12. Entire Agreement. This Agreement, and solely with respect to Buyer, the Shareholder Representatives and Kennedy (in his individual capacity), the Merger Agreement and the other documents contemplated thereunder, contains the entire agreement among the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13. Waivers and Amendments; Non-Contractual Remedies. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, including the Escrow Agent, or, in the case of a waiver, by the party waiving compliance. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14. Governing Law; Waiver of Jury Trial. Except as otherwise provided in this Section 14, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction); provided, however, that all provisions regarding the Escrow Agent’s rights, immunities, liabilities, duties, responsibilities or obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and wholly performed within such state. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The parties hereto agree that any suit, action or proceeding brought by the Escrow Agent against any party hereto or by any party hereto against the Escrow Agent (each an “Escrow Agent Action”) to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in New York County in the State of New York. With respect to an Escrow Agent Action, each of the parties hereto submits to the non-exclusive jurisdiction of any federal or state court located in New York County in the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and thereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. With respect to an Escrow Agent Action, each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Binding Effect; Assignment. Except as set forth in the final sentence of Section 8 hereto, neither this Agreement nor any of the rights or obligations hereunder may be assigned (including by operation of law) by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16. Beneficiaries of Agreement. Other than the Indemnitees’ rights to indemnification hereunder, the covenants, agreements, and promises expressed in this Agreement are for the sole benefit of the parties hereto and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise.

17. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18. References. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

19. Headings. The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

20. Compliance with Court Orders. If any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, then the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order, or decree be subsequently reversed, modified, annulled, set aside or vacated.

21. Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person or entity that opens a new account with it. Accordingly, the parties hereto acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm such parties’ identity including without limitation name, address and organizational documents (“Identifying Information”). The parties hereto agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first set forth above.

BUYER:

NN, INC.

By:	/s/ James H. Dorton
Name:	James H. Dorton
Title:	SVP and CFO

SOLELY IN ITS CAPACITY AS A SHAREHOLDER REPRESENTATIVE:

NEWPORT GLOBAL ADVISORS, L.P.

By:	/s/ Ryan Langdon
Name:	Ryan Langdon
Title:	Senior Managing Director

IN HIS CAPACITY AS A SHAREHOLDER REPRESENTATIVE AND IN HIS INDIVIDUAL CAPACITY:

JOHN C. KENNEDY

/s/ John C. Kennedy

ESCROW AGENT:

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

Signature Page to Escrow Agreement

Schedule I

Schedule of Escrow Agent Fees

Escrow Agent Fee Schedule

Account Set Up Fee	$2,500.00	*

* Excludes fees and costs of external legal

Annual Administration Fee (per year or part thereof, payable in advance – for up to 15 holders and releases)	$3,500.00

Investment Fee (Money Market Fund Investments)	n/a

Legal Fees and Expenses and Out-of-Pockets (including postage, stationery, etc.)	At cost

Wires	$100 each

Overnight Delivery Charges	At cost

EXHIBIT A

FORM OF JOINT RELEASE NOTICE

To: Computershare Trust Company, N.A.

as Escrow Agent

350 Indiana Street, Suite 750

Golden, CO 80401

Attention: John Wahl / Rose Stroud

This Joint Release Notice is issued as of the      day of             , [        ], pursuant to Section      of that certain Escrow Agreement dated as of [                    ], 2014 (the “Escrow Agreement”), by and among (i) NN, Inc., a Delaware corporation (the “Buyer”), (ii) John C. Kennedy (“Kennedy”), in his capacity as a Shareholder Representative and in his individual capacity, (iii) Newport Global Advisors, L.P., a Delaware limited partnership (“Newport”), solely in its capacity as a Shareholder Representative (together with Kennedy in his capacity as a Shareholder Representative, the “Shareholder Representatives”), and (iv) Computershare Trust Company, N.A., as Escrow Agent thereunder (the “Escrow Agent”). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

[The parties to this Joint Release Notice hereby jointly instruct the Escrow Agent to direct the Transfer Agent to disburse to Kennedy [                ] shares of Buyer Common Stock from the Escrow Fund, issued in the form of [stock certificates OR book-entry transfer] in the name of Kennedy, to the following address:

[Insert address] ]

OR

[The parties to this Joint Release Notice hereby jointly instruct the Escrow Agent to direct the Transfer Agent to disburse to Buyer [                ] shares of Buyer Common Stock from the Escrow Fund, issued in the form of [stock certificates OR book-entry transfer] issued in the name of Buyer, to the following address:

[Insert address] ]

All share certificates or book entry transfers issued pursuant to the foregoing instructions shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE

SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE STOCKHOLDERS AGREEMENT CONTAINS RESTRICTIONS ON THE SALE OR TRANSFER OF SUCH SECURITIES. THE HOLDER OF THESE SHARES, BY ACCEPTANCE OF THIS CERTIFICATE OR CONFIRMATION, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THEAFORESAID AGREEMENT.

Each of the undersigned hereby represents and warrants that it has been authorized to execute this Joint Release Notice. This Joint Release Notice may be signed in counterparts.

[signature page follows]

BUYER:

NN, INC.

By:
Name:
Title:

SHAREHOLDER REPRESENTATIVES:

NEWPORT GLOBAL ADVISORS, L.P.

By:
Name:
Title:

JOHN C. KENNEDY

EXHIBIT B

FORM OF TRANSFER AGENT NOTICE

To: [Computershare NA]

as Transfer Agent

[                    ]

Attn:

This Transfer Agent Notice is issued as of the      day of             , [        ], pursuant to Section      of that certain Escrow Agreement dated as of [                    ], 2014 (the “Escrow Agreement”), by and among (i) NN, Inc., a Delaware corporation (the “Buyer”), (ii) John C. Kennedy (“Kennedy”), in his capacity as a Shareholder Representative and in his individual capacity, (iii) Newport Global Advisors, L.P., a Delaware limited partnership (“Newport”), solely in its capacity as a Shareholder Representative (together with Kennedy in his capacity as a Shareholder Representative, the “Shareholder Representatives”), and (iv) Computershare Trust Company, N.A., as Escrow Agent thereunder (the “Escrow Agent”). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

[The Escrow Agent hereby instructs the Transfer Agent to issue to Kennedy [                ] shares of Buyer Common Stock, in the form of [stock certificates OR book-entry transfer] in the name of Kennedy, to the following address:

[Insert address] ]

OR

[The Escrow Agent hereby instructs the Transfer Agent to issue to Buyer [                ] shares of Buyer Common Stock, in the form of [stock certificates OR book-entry transfer] in the name of Buyer, to the following address:

[Insert address] ]

All share certificates or book entry transfers issued pursuant to the foregoing instructions shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND THE

STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE STOCKHOLDERS AGREEMENT CONTAINS RESTRICTIONS ON THE SALE OR TRANSFER OF SUCH SECURITIES. THE HOLDER OF THESE SHARES, BY ACCEPTANCE OF THIS CERTIFICATE OR CONFIRMATION, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

The undersigned hereby represents and warrants that it has been authorized to execute this Transfer Agent Notice.

[signature page follows]

ESCROW AGENT:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title: